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                                  EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 28, 2002, on our audit of the consolidated financial statements of Neomedia Technologies, Inc. as of December 31, 2001 and for the year then ended.


/s/ Stonefield Josephson, Inc.
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Certified Public Accountants


Irvine, California
April 1, 2002